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                                                                   EXHIBIT 10.4

                                AMENDMENT TO THE
                             1993 STOCK OPTION PLAN
                                       OF
                        NEW PLAN EXCEL REALTY TRUST, INC.
                       (AMENDED AND RESTATED MAY 28, 1998)
         (SUBSEQUENTLY AMENDED SEPTEMBER 28, 1998 AND FEBRUARY 8, 1999)

            WHEREAS, New Plan Excel Realty Trust, Inc. ("Company") previously adopted the 1993 Stock Option Plan of Excel Realty Trust, Inc. ("Plan"); and

            WHEREAS, pursuant to the Plan, the Stock Option Committee of the Board of Directors has reserved the right to amend the Plan; and

            WHEREAS, the Executive Compensation and Stock Option Committee of the Board of Directors of the Company serves as the Stock Option Committee of the Plan ("Committee"); and

            WHEREAS, the Committee amended the Plan September 28, 1998 and February 8, 1999; and

            WHEREAS, the Committee desires to amend the Plan.

            NOW, THEREFORE, the Plan is hereby amended effective April 21, 1999 as follows:

            1. The text of subsection (c) of Section 4.3 - Commencement of Exercisability is deleted in its entirety, and the following is substituted therefor:

                        "Except as the Committee may otherwise provide, no
            portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable."

            2. The text of Section 4.4 - Expiration of Options is deleted in its entirety, and the following is substituted therefor:

                        "(a) Except as the Committee may otherwise provide, no
            Option may be exercised to any extent by anyone after the first to occur of the following events:

                                    (1)         The expiration of ten years
                        from the date the Option was granted; or
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                                    (2) With respect to an Incentive Stock
                        Option in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any parent corporation, the expiration of five years from the date the Incentive Stock Option was granted; or

                                    (3) Except in the case of any Optionee who
                        is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of three months from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said three-month period; or

                                    (4) In the case of an Optionee who is
                        disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of one year from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said one-year period; or

                                    (5) The expiration of one year from the date
                        of the Optionee's death.

            (b) The Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable; and (without limiting the generality of the foregoing) the Committee may provide in the terms of individual Options that said Options expire immediately upon a Termination of Employment for any reason."

            3. In all other respects the Plan, as amended, shall continue in full force and effect.

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